As filed with the U.S. Securities and Exchange Commission on August 6, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Opus Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	11-3516358
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8 Davis Drive, Suite 220
Durham, NC 27713
(984) 884-6030
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Dr. George Magrath
Chief Executive Officer
Opus Genetics, Inc.
8 Davis Drive, Suite 220
Durham, NC 27713
(984) 884-6030
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Asher Rubin, Esq.
Istvan A. Hajdu, Esq.
Sidley Austin LLP
787 7th Avenue
New York, NY 10019
(212) 839-5300
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

STATEMENT PURSUANT TO RULE 429
Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus (the “Prospectus”) included in this registration statement on Form S-3 (the “Registration Statement”) is a combined prospectus relating to this Registration Statement and to the registration statement on Form S-3 (No. 333-276462), initially filed by Opus Genetics, Inc. on January 10, 2024 and declared effective on January 23, 2024, as amended and supplemented (the “Initial Registration Statement”). The Initial Registration Statement registered the issuance by the Company of up to 37,062,559 shares of common stock upon the exercise of warrants and pre-funded warrants issued in connection with certain offerings by the Company.
This Registration Statement, which is a new registration statement, combines:
(A)	the offer and sale by the Company of up to an aggregate amount of $300,000,000 of any combination of the securities described in this Prospectus for offering by the Company; and
(B)
the securities registered in the Initial Registration Statement described above, which includes the issuance by the Company of up to 37,062,559 shares of common stock upon the exercise of such warrants and pre-funded warrants, less 2,612,810 shares of common stock previously issued upon the exercise thereof.

Pursuant to Rule 429 under the Securities Act, this Registration Statement also constitutes a post-effective amendment to the Initial Registration Statement (the “Post-Effective Amendment”), and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

EXPLANATORY NOTE
We are filing this registration statement with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process to replace our prior registration statement (File No. 333-276462) that will expire on January 23, 2027, in accordance with applicable SEC regulations. Under this shelf registration statement, we may, from time to time, sell any combination of the securities described herein, in one or more offerings, up to a maximum aggregate offering price of $300,000,000 and 34,449,749 shares of common stock issuable upon exercise of warrants and pre-funded warrants offered, from time to time, by us.
This Registration Statement on Form S-3 of Opus Genetics, Inc., or the Registrant, contains two prospectuses:
•
a base prospectus, which covers the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $300,000,000 of its common stock, preferred stock, debt securities, warrants and/or units to purchase any of such securities from time to time in one or more offerings; and

•
a sales agreement prospectus covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $125,000,000 (which amount is included in the $300,000,000 aggregate offering price set forth in the base prospectus) of its common stock that may be issued and sold from time to time under a sales agreement, dated August 6, 2026, with Leerink Partners LLC and Cantor Fitzgerald & Co.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The prospectus related to the offering of shares of our common stock under the Sales Agreement immediately follows the base prospectus. In the event of the termination of the Sales Agreement, any portion of the $125,000,000 included in the sales agreement prospectus contained in this registration statement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Sales Agreement, the full $125,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 6, 2026
PROSPECTUS

$300,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
and
Up to 34,449,749 Shares of Common Stock Issuable Upon Exercise of
Warrants and Pre-Funded Warrants Offered, from time to time, by Opus
Genetics, Inc.
We may, from time to time, offer and sell up to $300,000,000 of any combination of the securities described in this prospectus, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, or common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon exercise of warrants as well as units that include any of these securities. We may also issue up to 34,449,749 shares of common stock upon the exercise by the holders thereof of certain outstanding warrants and pre-funded warrants issued in connection with certain of our prior offerings.
This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.
This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.
We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus on page 25 and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on the Nasdaq Capital Market under the symbol “IRD.” On August 3, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $3.64 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus on page 5, in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference into this prospectus, in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2026.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or the applicable prospectus supplement and any related free writing prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, the applicable prospectus supplement or any related free writing prospectus, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $300,000,000 of common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities as described in this prospectus. We may also issue up to 34,449,749 shares of common stock upon the exercise by the holders thereof of certain outstanding warrants and pre-funded warrants issued in connection with certain of our prior offerings. This prospectus provides you with a general description of the securities we may offer.
Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.
This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.
Neither we, nor any agent, underwriter or dealer has authorized anyone to provide you with any information other than contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Opus,” “the company,” “we,” “us,” “our” and similar references refer to Opus Genetics, Inc., a corporation under the laws of the State of Delaware.
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.
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PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.
Opus Genetics, Inc.
Company Overview
Opus Genetics, Inc. (“Opus”, “we,” “us,” “our” or the “Company”) is a clinical-stage biopharmaceutical company developing gene therapies for the treatment of inherited retinal diseases (IRDs) and small molecule therapies for other ophthalmic disorders. Our pipeline is centered on adeno-associated virus (AAV) based gene therapy programs addressing genetically defined forms of IRD, including OPGx-LCA5, which is currently being evaluated for the treatment of Leber congenital amaurosis caused by mutations in the LCA5 gene, and OPGx-BEST1, which is currently being evaluated for retinal diseases associated with mutations in the BEST1 gene. In addition, we are advancing other gene therapy programs, including RDH12, MERTK, RHO, CNGB1 and NMNAT1, and research activities targeting additional monogenic retinal disorders. Apart from gene therapies, our pipeline also includes Phentolamine Ophthalmic Solution 0.75%, a non-selective alpha-1 and alpha-2 adrenergic antagonist to reduce pupil size.
Risks Associated with our Business
Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
Description of Securities We May Offer
We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, with a total dollar amount up to $300,000,000 from time to time under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined at the time of any offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity;
•	original issue discount;
•	rates and times of payment of interest or dividends;
•	redemption, conversion, exercise, exchange or sinking fund terms;
•	ranking;
•	restrictive covenants;
•	voting or other rights;
•
conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material United States federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our or their agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:
•	the names of those agents, underwriters or dealers;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us, if any.
Common Stock
We may issue shares of our common stock from time to time. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation, as amended, or certificate of incorporation, and amended and restated bylaws, or bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock-Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.
Preferred Stock
We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, or the designation of such series, any or all of which may be greater than the rights of our common stock. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock-Preferred Stock.” We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Debt Securities
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible or exchangeable debt securities will be convertible into or exchangeable for our common stock or our other securities. Conversion or exchange may be mandatory or optional (at our option or the holders’ option) and would be at prescribed conversion or exchange rates.
Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture and any supplemental indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities offered by any prospectus supplement. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates, as applicable, that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.
Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
Use of Proceeds
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include, among other things, funding research and development programs, vendor payables, hiring additional personnel, and capital expenditures.
Company Information
Our principal executive offices are located at 8 Davis Drive, Suite 220, Durham, NC 27713. Our telephone number is (984) 884-6030. Our website address is www.opusgtx.com. Additionally, our filings with the SEC are posted on our website at www.opusgtx.com. The information found on or accessible through our website is not part of this or any other report we file with or furnish to the SEC. The public can also obtain copies of these filings by accessing the SEC’s website at http://www.sec.gov.

Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” under federal securities laws. For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies, including, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As long as we remain a smaller reporting company and non-accelerated filer, we are exempt from the attestation requirement in the assessment of our internal control over financial reporting by our independent auditors pursuant to section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) but are required to make our own internal assessment of the effectiveness of our internal controls over financial reporting.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.
The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the safe harbor provisions of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements relate to us, our business prospects and our results of operations and are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, statements concerning our strategic business plans, the applications of our product candidates, ongoing discussions with the U.S. Food and Drug Administration (the “FDA”) regarding various of our drug products, and continued drug development and commercialization under our agreement with Viatris, Inc. and those described under the heading “Risk Factors” included in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise. Readers are urged to carefully review and consider the various disclosures made by us in this prospectus and in our other reports filed with the SEC that advise interested parties of the risks and factors that may affect our business.
These forward-looking statements reflect our management’s beliefs and views with respect to future events and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements, including, without limitation:
•	our gene therapy product candidates are based on a novel technology that is difficult to develop and manufacture, which may result in delays and difficulties in obtaining regulatory approval;
•
our planned clinical trials may face substantial delays, result in failure, or provide inconclusive or adverse results that may not satisfy FDA requirements to further develop our therapeutic products;

•	delays or difficulties associated with patient enrollment in clinical trials may affect our ability to conduct and complete those clinical trials and obtain necessary regulatory approvals;
•	changes in regulatory requirements could result in increased costs or delays in development timelines;
•
we depend heavily on the success of our product pipeline; if we fail to find strategic partners or fail to adequately develop or commercialize our pipeline products, our business will be materially harmed;

•
others may discover, develop, or commercialize products similar to those in our pipeline before or more successfully than we do or develop generic variants of our products even while our product patents remain active, thereby reducing our market share and potential revenue from product sales;

•	we do not currently have any sales or marketing infrastructure in place and we have limited drug research and discovery capabilities;
•
the future commercial success of our products could significantly depend upon several uncertain factors, including third-party reimbursement practices and the existence of competitors with similar products;

•	product liability lawsuits against us or our suppliers or manufacturers could cause us to incur substantial liabilities and could limit commercialization of any product candidate that we may develop;
•	failure to comply with health and safety laws and regulations could lead to material fines;
•	we have not generated significant revenue from sales of any products and expect to incur losses for the foreseeable future;
•
our future viability is difficult to assess due to our short operating history and our future need for substantial additional capital, access to which could be limited by any adverse developments that affect the financial markets;

•	raising additional capital may cause our stockholders to be diluted, among other adverse effects;

•
instability and operational disruptions at government agencies, such as the FDA, may adversely impact our development and commercialization plans by causing delays and requiring the use of additional, unforeseen resources to obtain regulatory approval for trials or products in our pipeline;

•
we operate in a highly regulated industry and face many challenges adapting to sudden changes in legislative reform or the regulatory environment, including due to government shutdowns and disruptions at government agencies, which cause delays, requires the use of additional, unforeseen resources, affects our pipeline stability, and could impair our ability to compete in international markets;

•	we may not receive regulatory approval to market our developed product candidates within or outside of the U.S.;
•	with respect to any of our product candidates that receive marketing approval, we may be subject to substantial penalties if we fail to comply with applicable regulatory requirements;
•	our potential relationships with healthcare providers and third-party payors will be subject to certain healthcare laws and regulations, which could expose us to extensive potential liabilities;
•
we rely on third parties for material aspects of our business, such as conducting our nonclinical and clinical trials and supplying and manufacturing bulk drug substances, which exposes us to certain risks;

•	we may be unsuccessful in entering into or maintaining licensing arrangements or establishing strategic alliances on favorable terms, which could harm our business;
•
inadequate patent protection for our product candidates may result in our competitors developing similar or identical products or technology, which would adversely affect our ability to successfully commercialize;

•	we may be unable to obtain full protection for our intellectual property rights under U.S. or foreign laws;
•	we may become involved in lawsuits for a variety of reasons associated with our intellectual property rights, including alleged infringement suits initiated by third parties;
•	we are dependent on our key personnel, and if we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy;
•	as we grow, we may not be able to operate internationally or adequately develop and expand our sales, marketing, distribution, and other corporate functions, which could disrupt our operations;
•	the market price of our Common Stock is expected to be volatile and if we fail to comply with the continued listing standards of Nasdaq Capital Market (the “Nasdaq”), our Common Stock may be delisted;
•
factors out of our control related to our securities, such as securities litigation or actions of activist stockholders, could adversely affect our business and stock price and cause us to incur significant expenses; and

•	other risks, uncertainties and factors, including those set forth under “Risk Factors”.
We discuss many of these risks in greater detail under Part I, Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports filed with or furnished to the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on any forward-looking statements made by us, which speak only as of the date they were made. We undertake no obligation to publicly update any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law.
You should read this prospectus, any prospectus supplement, documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include, among other things, funding research and development programs, vendor payables, hiring additional personnel, and capital expenditures.

DESCRIPTION OF CAPITAL STOCK
General
As of the date of this prospectus, our certificate of incorporation authorizes us to issue up to 260,000,000 shares of capital stock, all with a par value of $0.0001 per share, of which: 250,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock.
The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our certificate of incorporation and our bylaws.
Common Stock
As of June 30, 2026, 82,647,946 shares of common stock were outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid, and nonassessable. All authorized but unissued shares of our common stock are available for issuance by our board of directors without any further stockholder action, except as required by the listing standards of Nasdaq.
Voting Rights
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.
Dividend Rights
Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution, or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.
Rights and Preferences
Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 10,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of decreasing the market price of our common stock and could also have the effect of delaying, deferring or preventing a change of control or other corporate action.
We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:
•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing;
•	the provisions for a sinking fund;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
•	voting rights of the preferred stock;
•	preemptive rights;
•	restrictions on transfer, sale or other assignment;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of material United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•
any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.
If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.
Options and Restricted Stock
As of June 30, 2026, (i) 824,250 shares of common stock remain available for issuance under our 2020 Equity Incentive Plan and the 2021 Inducement Plan, stock options to purchase an aggregate of 4,293,113 shares of common stock were outstanding under our 2018 and 2020 Equity Incentive Plans and stock options to purchase an aggregate of 3,520,638 shares of common stock were outstanding under our 2021 Inducement Plan, and (ii) 4,260,424 unvested shares of restricted stock were outstanding.
Warrants
As of June 30, 2026, 19,616,292 warrants to purchase shares of our capital stock were outstanding, with a weighted average exercise price of $0.96 (subject to adjustment).
Pre-funded Warrants
As of June 30, 2026, 16,009,928 pre-funded warrants to purchase shares of our capital stock were outstanding, with a weighted average exercise price of $0.0001.

Conversion Shares
As of June 30, 2026, up to 1,562,500 shares of our common stock were issuable upon conversion of notes pursuant to our Note Purchase Agreement, dated as of April 2, 2026.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could make it more difficult to complete an acquisition of us by means of a tender offer, a proxy contest or otherwise or the removal and replacement of our incumbent officers and directors.
Removal of Directors; Board Vacancies; Board Size. Our amended and restated certificate of incorporation provides for the removal of any of our directors with or without cause and requires a stockholder vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of stock. In addition, our amended and restated certificate of incorporation provides that any vacancy occurring on our board of directors may be filled by a majority of directors then in office, even if less than a quorum, unless the board of directors determines that such vacancy shall be filled by the stockholders. Finally, the authorized number of directors may be changed only by a resolution of the board of directors. This system of removing directors, filling vacancies and fixing the size of the board makes it more difficult for stockholders to replace a majority of the directors.
Special Stockholder Meetings. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of our board of directors or by the chairman of the board.
Stockholder Advance Notice Procedure. Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The amended and restated bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting or (ii) the tenth day following the day on which we first made public announcement of the date of meeting. The notice must include the following information:
•
as to director nominations, all information relating to each director nominee that is required by the rules of the Securities and Exchange Commission to be disclosed in solicitations of proxies, or is otherwise required by Regulation 14A of the Exchange Act;

•
as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business to be proposed, the reasons for conducting such business at the meeting and, if any, the stockholder’s material interest in the proposed business; and

•	the name and address of the stockholder who intends to make the nomination and the class and number of our shares beneficially owned of record.
Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could have the effect of delaying, deferring, preventing or otherwise impeding any attempt to change control of us.
Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly traded Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.
Business Combinations with Interested Stockholders. Our amended and restated certificate of incorporation provides that certain “business combinations” with “interested stockholders” require approval by the holders of at least a majority of the voting power of our then outstanding shares of voting stock not beneficially owned by any interested stockholder or an affiliate or associate thereof. The foregoing restriction does not apply, however, if the transaction is either approved by a majority of our “continuing directors” or certain minimum price and procedural and other requirements are met. Generally, a “business combination” includes a merger, consolidation, liquidation, recapitalization or other similar transaction or a sale, lease, transfer or other disposition of assets or securities having an aggregate fair market value of $15 million or more. An “interested stockholder” generally means a beneficial owner of 20% or more of our voting stock, certain assignees of such beneficial owners and certain of our affiliates that within the preceding two years were the beneficial owner of 20% or more of our voting stock. A “continuing director” is defined as any member of our board who is not an affiliate or associate or representative of the interested stockholder and was a member of the board prior to the time the interested stockholder became such, and any successor of a continuing director who is unaffiliated with the interested stockholder and is recommended or elected by at least two-thirds of the continuing directors then on the board.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company. The transfer agent and registrar’s address is 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660.
Listing on the Nasdaq Capital Market
Our common stock is listed on the Nasdaq Capital Market under the symbol “IRD.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

Information Concerning the Trustee
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the legal holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;
•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations when a Global Security will be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:
•	to or through one or more underwriters, brokers or dealers;
•	through agents to investors or the public;
•	in short or long transactions;
•	through put or call option transactions relating to our common stock;
•	directly to agents or other purchasers;
•
in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	though a combination of any such methods of sale; or
•	through any other method described in the applicable prospectus supplement.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
•	the terms of the offering;
•	the names of any underwriters, dealers or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities and the proceeds to us from the sale;
•	any over-allotment options under which the underwriters may purchase additional shares of common stock from us;
•	any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;
•	any delayed delivery arrangements;
•	any public offering price;
•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or
•	any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.
If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle on the first business day after the trade date, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly in transactions not involving underwriters, dealers or agents.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.
Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.
We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Sidley Austin LLP, New York, New York.
EXPERTS
The consolidated financial statements of Opus Genetics, Inc. appearing in Opus Genetics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Opus. The address of the SEC website is www.sec.gov.
We maintain a website at www.opusgtx.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):
•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 filed with the SEC on May 12, 2026 and August 6, 2026 respectively;
•	the information contained in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2026, that is incorporated by reference in the 2025 Annual Report;
•	our Current Reports on Form 8-K, filed with the SEC on February 19, 2026, April 7, 2026 (excluding Item 7.01 and the related exhibits), April 7, 2026, April 22, 2026 and April 24, 2026; and
•
the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 7, 2019, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.13 to the Annual Report on Form 10-K for the year ended December 31, 2025.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You may request a copy of these documents by writing or telephoning us at the following address:
Opus Genetics, Inc.
8 Davis Drive, Suite 220
Durham, NC 27713
(984) 884-6030
Attn: Dr. George Magrath, Chief Executive Officer

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 6, 2026
PROSPECTUS

Up to $125,000,000
Common Stock
We have entered into a sales agreement (the “sales agreement”) with Leerink Partners LLC (“Leerink Partners”) and Cantor Fitzgerald & Co. (“Cantor”; Leerink Partners and Cantor, each an “Agent” and together, the “Agents”) relating to shares of our common stock, par value $0.0001 per share, offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $125,000,000 from time to time through or to the Agents acting as agents or principals.
Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “IRD.” On August 3, 2026, the last reported sale price of our common stock on Nasdaq was $3.64 per share.
Sales of our common stock, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific amount of securities, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to the Agents for sales of common stock sold pursuant to the sales agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page 11 for additional information regarding the compensation to be paid to the Agents.
In connection with entering into the sales agreement, we have terminated the Sales Agreement dated January 13, 2025, by and among us and Leerink Partners LLC, relating to the offering of shares of our common stock having an aggregate offering price of up to $40,000,000 (the “prior distribution agreement”). As of the date of this prospectus, an aggregate gross sales price of approximately $4.6 million of shares have been sold under the prior distribution agreement.
We are a “smaller reporting company” under federal securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Summary - Implications of Being a Smaller Reporting Company.”
Our business and an investment in our common stock involve significant risks. Before making an investment decision, you should review carefully and consider all of the information set forth in this prospectus and the documents incorporated by reference. These risks are described under the caption “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Leerink Partners	Cantor

The date of this prospectus is     , 2026.

Prospectus
i

ABOUT THIS PROSPECTUS
This prospectus is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $125,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.
We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this at-the-market sales agreement prospectus, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this at-the-market sales agreement prospectus is inconsistent with the accompanying base prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Agents are not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”
We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
In this prospectus, the terms “Opus,” “Company,” “we,” “us,” “our” and similar terms refer to Opus Genetics, Inc., a Delaware corporation, and its subsidiaries unless the context otherwise requires.
This prospectus and the information incorporated herein or therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus are the property of their respective owners.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the safe harbor provisions of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements relate to us, our business prospects and our results of operations and are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, statements concerning our strategic business plans, the applications of our product candidates, ongoing discussions with the U.S. Food and Drug Administration (the “FDA”) regarding various of our drug products, and continued drug development and commercialization under our agreement with Viatris, Inc. and those described under the heading “Risk Factors” included in this prospectus. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise. Readers are urged to carefully review and consider the various disclosures made by us in this prospectus and in our other reports filed with the SEC that advise interested parties of the risks and factors that may affect our business.
These forward-looking statements reflect our management’s beliefs and views with respect to future events and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements, including, without limitation:
•	our gene therapy product candidates are based on a novel technology that is difficult to develop and manufacture, which may result in delays and difficulties in obtaining regulatory approval;
•
our planned clinical trials may face substantial delays, result in failure, or provide inconclusive or adverse results that may not satisfy FDA requirements to further develop our therapeutic products;

•	delays or difficulties associated with patient enrollment in clinical trials may affect our ability to conduct and complete those clinical trials and obtain necessary regulatory approvals;
•	changes in regulatory requirements could result in increased costs or delays in development timelines;
•
we depend heavily on the success of our product pipeline; if we fail to find strategic partners or fail to adequately develop or commercialize our pipeline products, our business will be materially harmed;

•
others may discover, develop, or commercialize products similar to those in our pipeline before or more successfully than we do or develop generic variants of our products even while our product patents remain active, thereby reducing our market share and potential revenue from product sales;

•	we do not currently have any sales or marketing infrastructure in place and we have limited drug research and discovery capabilities;
•
the future commercial success of our products could significantly depend upon several uncertain factors, including third-party reimbursement practices and the existence of competitors with similar products;

•	product liability lawsuits against us or our suppliers or manufacturers could cause us to incur substantial liabilities and could limit commercialization of any product candidate that we may develop;
•	failure to comply with health and safety laws and regulations could lead to material fines;
•	we have not generated significant revenue from sales of any products and expect to incur losses for the foreseeable future;
•
our future viability is difficult to assess due to our short operating history and our future need for substantial additional capital, access to which could be limited by any adverse developments that affect the financial markets;

•	raising additional capital may cause our stockholders to be diluted, among other adverse effects;

•
instability and operational disruptions at government agencies, such as the FDA, may adversely impact our development and commercialization plans by causing delays and requiring the use of additional, unforeseen resources to obtain regulatory approval for trials or products in our pipeline;

•
we operate in a highly regulated industry and face many challenges adapting to sudden changes in legislative reform or the regulatory environment, including due to government shutdowns and disruptions at government agencies, which cause delays, requires the use of additional, unforeseen resources, affects our pipeline stability, and could impair our ability to compete in international markets;

•	we may not receive regulatory approval to market our developed product candidates within or outside of the U.S.;
•	with respect to any of our product candidates that receive marketing approval, we may be subject to substantial penalties if we fail to comply with applicable regulatory requirements;
•	our potential relationships with healthcare providers and third-party payors will be subject to certain healthcare laws and regulations, which could expose us to extensive potential liabilities;
•
we rely on third parties for material aspects of our business, such as conducting our nonclinical and clinical trials and supplying and manufacturing bulk drug substances, which exposes us to certain risks;

•	we may be unsuccessful in entering into or maintaining licensing arrangements or establishing strategic alliances on favorable terms, which could harm our business;
•
inadequate patent protection for our product candidates may result in our competitors developing similar or identical products or technology, which would adversely affect our ability to successfully commercialize;

•	we may be unable to obtain full protection for our intellectual property rights under U.S. or foreign laws;
•	we may become involved in lawsuits for a variety of reasons associated with our intellectual property rights, including alleged infringement suits initiated by third parties;
•	we are dependent on our key personnel, and if we are not successful in attracting and retaining highly qualified personnel, we may not be able to successfully implement our business strategy;
•	as we grow, we may not be able to operate internationally or adequately develop and expand our sales, marketing, distribution, and other corporate functions, which could disrupt our operations;
•	the market price of our Common Stock is expected to be volatile and if we fail to comply with the continued listing standards of Nasdaq Capital Market (the “Nasdaq”), our Common Stock may be delisted;
•
factors out of our control related to our securities, such as securities litigation or actions of activist stockholders, could adversely affect our business and stock price and cause us to incur significant expenses; and

•	other risks, uncertainties and factors, including those set forth under “Risk Factors”.
We discuss many of these risks in greater detail under Part I, Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports filed with or furnished to the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on any forward-looking statements made by us, which speak only as of the date they were made. We undertake no obligation to publicly update any forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law.
You should read this prospectus, any prospectus supplement, documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or in the documents we incorporate by reference, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the other information incorporated by reference in this prospectus.
Overview
Opus Genetics, Inc. (“Opus”, “we,” “us,” “our” or the “Company”) is a clinical-stage biopharmaceutical company developing gene therapies for the treatment of inherited retinal diseases (IRDs) and small molecule therapies for other ophthalmic disorders. Our pipeline is centered on adeno-associated virus (AAV) based gene therapy programs addressing genetically defined forms of IRD, including OPGx-LCA5, which is currently being evaluated for the treatment of Leber congenital amaurosis caused by mutations in the LCA5 gene, and OPGx-BEST1, which is currently being evaluated for retinal diseases associated with mutations in the BEST1 gene. In addition, we are advancing other gene therapy programs, including RDH12, MERTK, RHO, CNGB1 and NMNAT1, and research activities targeting additional monogenic retinal disorders. Apart from gene therapies, our pipeline also includes Phentolamine Ophthalmic Solution 0.75%, a non-selective alpha-1 and alpha-2 adrenergic antagonist to reduce pupil size.
Corporate Information
Our principal executive offices are located at 8 Davis Drive, Suite 220, Durham, NC 27713. Our telephone number is (984) 884-6030. Our website address is www.opusgtx.com. Additionally, our filings with the SEC are posted on our website at www.opusgtx.com. The information found on or accessible through our website is not part of this or any other report we file with or furnish to the SEC. The public can also obtain copies of these filings by accessing the SEC’s website at http://www.sec.gov.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.
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The Offering
Issuer
Opus Genetics, Inc.
Common stock offered by us
Shares of common stock having an aggregate offering price of up to $125,000,000.
Common stock to be outstanding immediately after this offering
Up to 117,536,482 shares, assuming sales of 34,340,659 shares of common stock are made in this offering at an assumed offering price of $3.64 per share, which was the last reported sale price of shares of our common stock on the Nasdaq Capital Market (“Nasdaq”) on August 3, 2026. The actual number of shares that may be issued will vary depending on the sales price under this offering.
Plan of Distribution
“At the market offering” that may be made from time to time through or to the Agents, as agents or principals. See “Plan of Distribution” on page 11 of this prospectus.
Use of Proceeds
Our management will retain broad discretion regarding the allocation and use of the net proceeds from this offering. We currently intend to use the net proceeds from this offering, if any, for general corporate purposes and working capital, including for preclinical studies and clinical trials and the advancement of our product candidates. See “Use of Proceeds” on page 5 of this prospectus.
Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors that you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq symbol
“IRD”
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RISK FACTORS
Investing in our common stock involves risk. You should carefully consider the specific risks discussed below, together with all the other information in this prospectus or incorporated by reference into this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026 and in subsequent filings, which are incorporated by reference into this prospectus and any applicable free writing prospectus that we have authorized for use in connection with this offering. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.
Risks Related to This Offering
We have broad discretion in the use of the net proceeds from this offering.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for the Company.
Investors in this offering may experience immediate dilution in the net tangible book value per share of the common stock they purchase.
The price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock, and as such, you may suffer immediate dilution in the net tangible book value of the common stock you purchase in this offering. In addition, we have a significant number of options outstanding. If the holders of these options exercise such options, you may incur further dilution. See the section entitled “Dilution” for a more detailed illustration of the dilution you may incur if you participate in this offering.
Our stockholders may experience significant dilution as a result of future equity offerings and the exercise, conversion, vesting or settlement of outstanding securities .
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.
In addition, we have outstanding securities that may result in the issuance of additional shares of our common stock. As of June 30, 2026, 824,250 shares of common stock were reserved for future issuance under our stock incentive plans. As of that date, there were also options to purchase 7,813,751 shares of our common stock outstanding, 19,616,292 warrants to purchase shares of our common stock outstanding, 16,009,928 pre-funded warrants to purchase shares of our common stock outstanding, 4,260,424 unvested shares of restricted stock outstanding and up to 1,562,500 shares of our common stock issuable upon conversion of notes pursuant to our Note Purchase Agreement, dated as of April 2, 2026. The exercise of outstanding options having an exercise price per share that is less than the offering price per share in this offering will increase dilution to investors in this offering. The exercise of outstanding warrants and pre-funded warrants and the conversion of outstanding notes may result in further dilution to investors in this offering.
It is not possible to predict the actual number of shares we will sell under the sales agreement or aggregate proceeds resulting from sales made under the sales agreement.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agents at any time throughout the term of the sales agreement. The number of shares that are sold through or to the Agents after delivering a placement notice will fluctuate based on a number of factors,
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including the market price of our common stock during the sales period, any limits we may set with the Agents in any applicable placement notice and the demand for our common stock. Because the price per share of each share sold pursuant to the sales agreement will fluctuate over time, it is not currently possible to predict the actual number of shares that will be sold or the aggregate proceeds to be raised in connection with sales under the sales agreement.
The common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. In addition, subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
We do not intend to pay dividends on our common stock, so any returns will be limited to the value of our stock.
We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock.
Our stock price and the trading volume of our stock may be volatile and investors may not be able to resell shares of our common stock at or above the price they paid.
The trading price of our common stock could be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In particular, the market for biopharmaceutical companies in particular, has experienced extreme volatility that has often been unrelated to the operating performance or prospects of particular companies. The market price for our common stock may be influenced by many factors, including:
•	the announcement of new products or product enhancements by us or our competitors;
•	changes in our relationships with our licensors, licensees, or other strategic partners;
•	developments concerning intellectual property rights and regulatory approvals;
•	variations in our and our competitors’ results of operations;
•	the announcement of clinical trial results;
•	the announcement of potentially dilutive financings;
•	changes in earnings estimates or recommendations by securities analysts;
•	changes in the structure of healthcare payment systems;
•	market conditions in the pharmaceutical and biotechnology sectors;
•	general economic, industry and market conditions; and
•
the other factors described in the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2025 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2026 and June 30, 2026 and in subsequent filings, which are incorporated by reference into this prospectus.

In addition, the stock markets in general, and the markets for biopharmaceutical stocks in particular, have experienced volatility that may have been unrelated to the operating performance of the issuer. These broad market fluctuations may adversely affect the trading price or liquidity of our common stock.
4

USE OF PROCEEDS
We may issue and sell shares of our common stock having an aggregate sales proceeds of up to $125,000,000 from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under, or fully utilize, the sales agreement with the Agents as a source of financing.
As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received. We currently intend to use the net proceeds from this offering, if any, for general corporate purposes and working capital, including for preclinical studies and clinical trials and the advancement of our product candidates.
The amounts and timing of our actual expenditures and the extent of our research and development activities may vary significantly depending on numerous factors, including the progress of our development efforts, the timing and costs associated with the manufacture and supply of any of our product candidates and any unforeseen cash needs. As a result, our management will have broad discretion over the use of the net proceeds from this offering.
Pending the uses described above, we intend to invest the net proceeds from this offering in interest-bearing, investment-grade securities, certificates of deposit or government securities.
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DILUTION
If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of June 30, 2026 was approximately ($13.0) million or ($0.16) per share of our common stock. Net tangible book value per share as of June 30, 2026 is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of June 30, 2026.
After giving effect to the sale of $125,000,000 of shares of our common stock in this offering at an assumed offering price of $3.64 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 3, 2026, and after deducting estimated offering commissions and expenses payable by us, our as adjusted net tangible book value would have been approximately $108.0 million or $0.92 per share of common stock, as of June 30, 2026. This represents an immediate increase in net tangible book value of approximately $1.08 per share to existing stockholders and an immediate dilution of approximately $2.72 per share to investors in this offering. The following table illustrates this calculation on a per share basis.

Assumed public offering price per share		$3.64
Net tangible book value per share as of June 30, 2026	($0.16)
Increase in net tangible book value per share attributable to this offering	$1.08
As adjusted net tangible book value per share as of June 30, 2026, after giving effect to this offering		$0.92
Dilution per share to new investors purchasing shares in this offering		$2.72

The table above assumes for illustrative purposes that an aggregate of 34,340,659 shares of our common stock are sold at a price of $3.64 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on August 3, 2026, for aggregate gross proceeds of $125,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.64 per share shown in the table above, assuming $125,000,000 of shares of our common stock is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.99 per share and would represent an immediate dilution of approximately $2.65 per share to investors in this offering, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.64 per share shown in the table above, assuming $125,000,000 of shares of our common stock is sold at that price, would increase our adjusted net tangible book value per share after the offering to $0.83 per share and would represent an immediate dilution of approximately $2.81 per share to investors in this offering, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.
The number of shares of common stock shown above to be outstanding immediately following this offering is based on 82,647,946 shares outstanding as of June 30, 2026 and excludes:
•	19,616,292 shares of common stock issuable upon the exercise of warrants outstanding as of June 30, 2026, with a weighted-average exercise price of $0.96 per share;
•	16,009,928 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2026, with a weighted-average exercise price of $0.0001 per share;
•	7,813,751 shares of common stock issuable upon the exercise of stock options outstanding as of June 30, 2026 under our 2018 Equity Incentive Plan, 2020 Equity Incentive Plan and 2021 Inducement Plan;
•	824,250 shares of common stock reserved for future issuance under our 2020 Equity Incentive Plan and 2021 Inducement Plan as of June 30, 2026;
•	4,260,424 unvested shares of restricted stock as of June 30, 2026; and
•	up to 1,562,500 shares of common stock issuable upon conversion of notes pursuant to our Note Purchase Agreement, dated as of April 2, 2026.
To the extent that outstanding stock options and/or warrants are exercised, new stock options are issued, restricted stock vests, notes are converted, or we issue additional shares of common stock in the future, there will be further dilution to investors purchasing shares of common stock in this offering.
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DESCRIPTION OF CAPITAL STOCK
General
As of the date of this prospectus, our certificate of incorporation authorizes us to issue up to 260,000,000 shares of capital stock, all with a par value of $0.0001 per share, of which 250,000,000 shares are designated as common stock and 10,000,000 shares are designated as preferred stock.
The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our certificate of incorporation and our bylaws.
Common Stock
As of June 30, 2026, 82,647,946 shares of common stock were outstanding. All outstanding shares of common stock are duly authorized, validly issued, fully paid, and nonassessable. All authorized but unissued shares of our common stock are available for issuance by our board of directors without any further stockholder action, except as required by the listing standards of Nasdaq.
Voting Rights
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.
Dividend Rights
Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.
Liquidation
In the event of our liquidation, dissolution, or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.
Rights and Preferences
Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 10,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of decreasing the market price of our common stock and could also have the effect of delaying, deferring or preventing a change of control or other corporate action.
Options and Restricted Stock
As of June 30, 2026, (i) 824,250 shares of common stock remain available for issuance under our 2020 Equity Incentive Plan and the 2021 Inducement Plan, stock options to purchase an aggregate of 4,293,113 shares of common stock were outstanding under our 2018 and 2020 Equity Incentive Plans and stock options to purchase an aggregate of 3,520,638 shares of common stock were outstanding under our 2021 Inducement Plan, and (ii) 4,260,424 unvested shares of restricted stock were outstanding.
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Warrants
As of June 30, 2026, 19,616,292 warrants to purchase shares of our capital stock were outstanding, with a weighted average exercise price of $0.96 (subject to adjustment).
Pre-funded Warrants
As of June 30, 2026, 16,009,928 pre-funded warrants to purchase shares of our capital stock were outstanding, with a weighted average exercise price of $0.0001.
Conversion Shares
As of June 30, 2026, up to 1,562,500 shares of our common stock were issuable upon conversion of notes pursuant to our Note Purchase Agreement, dated as of April 2, 2026.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could make it more difficult to complete an acquisition of us by means of a tender offer, a proxy contest or otherwise or the removal and replacement of our incumbent officers and directors.
Removal of Directors; Board Vacancies; Board Size. Our amended and restated certificate of incorporation provides for the removal of any of our directors with or without cause and requires a stockholder vote of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of stock. In addition, our amended and restated certificate of incorporation provides that any vacancy occurring on our board of directors may be filled by a majority of directors then in office, even if less than a quorum, unless the board of directors determines that such vacancy shall be filled by the stockholders. Finally, the authorized number of directors may be changed only by a resolution of the board of directors. This system of removing directors, filling vacancies and fixing the size of the board makes it more difficult for stockholders to replace a majority of the directors.
Special Stockholder Meetings. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of our board of directors or by the chairman of the board.
Stockholder Advance Notice Procedure. Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The amended and restated bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not more than 120 days, and not less than 90 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting or (ii) the tenth day following the day on which we first made public announcement of the date of meeting. The notice must include the following information:
•
as to director nominations, all information relating to each director nominee that is required by the rules of the Securities and Exchange Commission to be disclosed in solicitations of proxies, or is otherwise required by Regulation 14A of the Exchange Act;

•
as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business to be proposed, the reasons for conducting such business at the meeting and, if any, the stockholder’s material interest in the proposed business; and

•	the name and address of the stockholder who intends to make the nomination and the class and number of our shares beneficially owned of record.
Undesignated Preferred Stock. The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could have the effect of delaying, deferring, preventing or otherwise impeding any attempt to change control of us.
Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly traded
8

Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.
Business Combinations with Interested Stockholders. Our amended and restated certificate of incorporation provides that certain “business combinations” with “interested stockholders” require approval by the holders of at least a majority of the voting power of our then outstanding shares of voting stock not beneficially owned by any interested stockholder or an affiliate or associate thereof. The foregoing restriction does not apply, however, if the transaction is either approved by a majority of our “continuing directors” or certain minimum price and procedural and other requirements are met. Generally, a “business combination” includes a merger, consolidation, liquidation, recapitalization or other similar transaction or a sale, lease, transfer or other disposition of assets or securities having an aggregate fair market value of $15 million or more. An “interested stockholder” generally means a beneficial owner of 20% or more of our voting stock, certain assignees of such beneficial owners and certain of our affiliates that within the preceding two years were the beneficial owner of 20% or more of our voting stock. A “continuing director” is defined as any member of our board who is not an affiliate or associate or representative of the interested stockholder and was a member of the board prior to the time the interested stockholder became such, and any successor of a continuing director who is unaffiliated with the interested stockholder and is recommended or elected by at least two-thirds of the continuing directors then on the board.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660.
Listing on the Nasdaq Capital Market
Our common stock is listed on the Nasdaq Capital Market under the symbol “IRD.”
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DIVIDEND POLICY
We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our Board, subject to compliance with applicable laws and covenants under current or future credit facilities, which may restrict or limit our ability to pay dividends, and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our Board may deem relevant.
10

PLAN OF DISTRIBUTION
We have entered into a sales agreement (the “sales agreement”) with the Agents under which we may issue and sell from time to time our common stock through or to the Agents, as agents or principals. Pursuant to this prospectus supplement we may issue and sell shares of our common stock having an aggregate offering price of $125,000,000. Sales of our common stock, if any, will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq or any other trading market for our common stock. The sales agreement will be filed as an exhibit the registration statement of which this prospectus forms a part. The below description of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions.
The Agents will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and the Agents. We will designate the maximum amount of common stock to be sold through an Agent on a daily basis or otherwise determine such maximum amount together with such Agent. Subject to the terms and conditions of the sales agreement, the Agents will use their commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the Agents not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. The Agents or we may suspend the offering of our common stock being made through the Agents under the sales agreement upon proper notice to the other parties. The Agents and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s discretion at any time.
The aggregate compensation payable to the Agents as sales agents is equal to 3.0% of the gross sales price of the shares sold through the Agents pursuant to the sales agreement. We have also agreed to reimburse the Agents for certain actual outside legal expenses incurred by the Agents in connection with this offering in an amount not to exceed $75,000 in the aggregate, and ongoing diligence expenses in an amount not to exceed $20,000 in the aggregate per calendar quarter, as provided in the Sales Agreement. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Agents under the sales agreement, will be approximately $250,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
The designated Agent will provide written confirmation to us following the close of trading on Nasdaq on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
To the extent any sales are made, we will report at least quarterly the number of shares of common stock sold through the Agents under the sales agreement, the net proceeds to us and the compensation paid by us to the Agents in connection with the sales of common stock.
Settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agents will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act. As sales agents, the Agents will not engage in any transaction that stabilizes our common stock.
Our common stock is listed on Nasdaq and trades under the symbol “IRD.” The transfer agent of our common stock is Equiniti Trust Company, LLC.
The Agents and/or their respective affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. Leerink Partners previously acted as agent in connection with our prior distribution agreement between the Company and Leerink Partners and related prospectus supplement dated January 13, 2025, as amended on June 26, 2025.
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LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon for us by Sidley Austin LLP, New York, New York. The Agents are being represented in connection with this offering by Duane Morris LLP, New York, New York.
EXPERTS
The consolidated financial statements of Opus Genetics, Inc. appearing in Opus Genetics, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
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WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, of which it is a part, and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.
We file reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We maintain a website at www.opusgtx.com. Information contained in or accessible through our website does not constitute a part of this prospectus.
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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SEC rules permit us to incorporate information by reference in this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for information superseded by information contained in this prospectus itself or in any subsequently filed incorporated document. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (Commission File No. 001-34079), other than information in such documents that is deemed to be furnished and not filed:
•	Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026;
•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 filed with the SEC on May 12, 2026 and August 6, 2026 respectively;
•	The information contained in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2026, that is incorporated by reference in the 2025 Annual Report;
•	Current Reports on Form 8-K, filed with the SEC on February 19, 2026, April 7, 2026 (excluding Item 7.01 and the related exhibits), April 7, 2026, April 22, 2026 and April 24, 2026; and
•
The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 7, 2019, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.13 to the Annual Report on Form 10-K for the year ended December 31, 2025.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated herein by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus. Prospective investors may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at our executive offices at:
Opus Genetics, Inc.
8 Davis Drive, Suite 220
Durham, NC 27713
(984) 884-6030
Attn: Dr. George Magrath, Chief Executive Officer
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus.
14

Up to $125,000,000

Common Stock
PROSPECTUS

Leerink Partners	Cantor

   , 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than the underwriting discounts and commissions, payable by us, in connection with the offering of the securities pursuant to this Registration Statement:

SEC Registration Fee	$32,142.12
FINRA Filing Fee	$0
Legal Fees and Expenses	(1)
Accounting Fees	(1)
Miscellaneous Fees	(1)
Total	(1)

(1)
The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Delaware General Corporation Law
Item 15.	Indemnification of Directors and Officers.
Delaware General Corporation Law
No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as it presently exists or may hereafter be amended from time to time. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The Company shall indemnify its directors and officers to the fullest extent authorized or permitted by the DGCL, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of such person’s heirs, executors and personal and legal representatives. A director’s or officer’s right to indemnification shall include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, provided that such director or officer presents to the Company a written undertaking to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company. Notwithstanding the foregoing, except for proceedings to enforce any director’s or officer’s rights to indemnification or rights to advancement of expenses, the Company shall not be obligated to indemnify any director or officer, or advance expenses of any director or officer, (or such director’s or officer’s heirs, executors or personal or legal representatives) in connection with any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board.
Certificate of Incorporation and Bylaws
We have adopted provisions in our bylaws that provide for indemnification of our officers and directors to the maximum extent permitted under the DGCL. As authorized by the DGCL, our Certificate of Incorporation limits the liability of our directors for monetary damages. The effect of this provision is to eliminate our rights and that of our stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in certain limited situations. This provision does not limit or eliminate our rights or that of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. These provisions will not alter the liability of directors under federal securities laws.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insurance Policy
We have purchased an insurance policy that purports to insure our officers and directors against certain liabilities incurred by them in the discharge of their functions as such officers and directors.
The foregoing summaries are not intended to be exhaustive and are qualified in their entirety by reference to the complete text of the statute, the Certificate of Incorporation, and the agreements referred to above and are qualified in their entirety by reference thereto.
See the undertakings set forth in response to Item 17 herein.
Item 16.	Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.

1.2	Sales Agreement, dated August 6, 2026 among Opus Genetics, Inc., Leerink Partners LLC and Cantor Fitzgerald & Co.

3.1
Restated Certificate of Incorporation of Ocuphire Pharma, Inc., dated as of June 12, 2024 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on August 13, 2024).

3.2
Certificate of Amendment to the Restated Certificate of Incorporation of the Company, effective as of October 23, 2024 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on October 22, 2024).

3.3
Certificate of Amendment to the Restated Certificate of Incorporation of the Company, filed on April 20, 2026 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, filed on May 12, 2026).

3.4
Certificate of Designation of Series A Non-Voting Convertible Preferred Stock, effective as of October 22, 2024 (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed on October 22, 2024).

3.5
Certificate of Designation of Series B Non-Voting Convertible Preferred Stock, effective as of February 18, 2026 (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed on February 19, 2026).

3.6	Amended and Restated Bylaws, dated as of March 19, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on March 20, 2025).

4.1*	Form of Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

4.2	Form of Indenture.

4.3*	Form of Debt Securities.

4.4*	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.5*	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.6*	Form of Debt Securities Warrant Agreement and Warrant Certificate.

5.1	Opinion of Sidley Austin LLP.

Exhibit Number	Description
5.2	Opinion of Sidley Austin LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1*+	Statement of Eligibility of Trustee under the Indenture.

107	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
+	To be filed separately under electronic form type 305B2, if applicable.
Item 17.	Undertakings.
The undersigned registrants hereby undertakes:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x)

for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(e)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(f)
That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Durham, state of North Carolina, on August 6, 2026.

OPUS GENETICS, INC.

By:	/s/ Dr. George Magrath
Dr. George Magrath Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. George Magrath, Robert Gagnon, and Amy Rabourn, and each of them, as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dr. George Magrath	Chief Executive Officer and Director (Principal Executive Officer)	August 6, 2026
Dr. George Magrath

/s/ Robert Gagnon	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 6, 2026
Robert Gagnon

/s/ Sean Ainsworth	Director	August 6, 2026
Sean Ainsworth

/s/ Dr. Jean Bennett	Director	August 6, 2026
Dr. Jean Bennett

/s/ Susan K. Benton	Director	August 6, 2026
Susan K. Benton

/s/ Cam Gallagher	Director	August 6, 2026
Cam Gallagher

/s/ Adrienne Graves	Director	August 6, 2026
Dr. Adrienne Graves

/s/ Dr. Benjamin Yerxa	Director	August 6, 2026
Dr. Benjamin Yerxa

Signature	Title	Date

/s/ Dr. James Manuso	Director	August 6, 2026
Dr. James Manuso

/s/ Richard J. Rodgers	Director	August 6, 2026
Dr. Richard J. Rodgers